Exhibit 99.1

Allscripts Healthcare Solutions Contacts:
Bill Davis	Dan Michelson
Chief Financial Officer	Chief Marketing Officer
847-680-3515, Ext. 282	847-680-3515, Ext. 4330
bill.davis@allscripts.com	dan.michelson@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Appoints New Independent Accountants

Company to Announce 2004 First Quarter Results on May 5

CHICAGO, IL – April 16, 2004 – Allscripts Healthcare Solutions (Nasdaq: MDRX), the leading provider of clinical software, connectivity and information solutions for physicians, today announced that it has named Grant Thornton LLP (Grant Thornton) as its independent accountants. The Audit Committee of the Allscripts Board of Directors made the appointment following an evaluation of several independent audit firms capable of serving Allscripts Healthcare Solutions.

“Grant Thornton is a highly respected firm with an outstanding reputation for providing high quality independent audit services in the public and technology sectors,” stated Bill Davis, Chief Financial Officer of Allscripts. “We believe that Grant Thornton’s focus on mid-cap companies will ultimately provide us with a cost-effective, efficient audit from a firm with extensive experience in understanding those issues unique to the software industry.”

Grant Thornton will replace KPMG LLP. The decision to change auditors was not caused by any disagreement between Allscripts Healthcare Solutions and KPMG on any matter of accounting principles or practices, financial disclosure statement, or auditing scope or procedure.

The Company also announced that it will report its 2004 first quarter results after the market closes on Wednesday, May 5, 2004. Allscripts management will host a conference call and webcast to discuss the Company’s earnings and other information at 4:30 PM Eastern Time.

The earnings news release will be distributed via BusinessWire immediately after the market closes the afternoon of May 5, 2004. The release will also be available on the Company’s web site at www.allscripts.com. To listen to the conference call broadcast, participants may log onto www.allscripts.com. Participants should log onto the web site approximately 15 minutes prior to the conference call to download and install any necessary software. The conference call also can be accessed by dialing 1-800-374-0526. A Microsoft Windows Media Player web replay will be available 3 hours after the conclusion of the call for a period of 2 weeks at www.allscripts.com or by calling 1-800-642-1687, ID # 6901404.

Allscripts Healthcare Solutions (AHS) is the leading provider of clinical software, connectivity and information solutions for physicians. The Company’s TouchWorks™ software is a modular Electronic Medical Record (EMR) that enhances physician productivity by automating the most common physician activities including prescribing, dictating, capturing charges, ordering labs and viewing results, providing patient education, and documenting clinical encounters. TouchWorks is available on the latest Tablet PCs, wireless handheld devices, desktop workstations and over the Internet. AHS also offers electronic document imaging and scanning solutions through its Advanced Imaging Concepts subsidiary. Additionally, AHS provides healthcare product education and market research programs for physicians through its Physicians Interactive™ unit and medication fulfillment services through its Allscripts Direct™ unit.

Strategic partners include IDX Systems (Nasdaq: IDXC); IMS Health (NYSE: RX); Microsoft; Hewlett-Packard Company; and Medco Health.

TouchWorks, Physicians Interactive, and Allscripts Direct are trademarks of Allscripts Healthcare Solutions. Visit AHS on the web at www.allscripts.com.

This announcement may contain forward-looking statements about Allscripts Healthcare Solutions that involve risks and uncertainties. These statements are developed by combining currently available information with Allscripts beliefs and assumptions. Forward-looking statements do not guarantee future performance. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts’ actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts, see the Company’s 2003 Annual Report on Form 10-K, available through the web site maintained by the Securities and Exchange Commission at www.sec.gov.

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